EXHIBIT 23.5

CONSENT OF SIMPSON THACHER & BARTLETT LLP

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (the “Registration Statement”), being filed by The St. Paul Companies, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our opinion included as Exhibit 8.2 to the Registration Statement on Form S-4 (No. 333-111072) (the “Prior Registration Statement”) and to the references to our firm name under the headings “MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” and “LEGAL MATTERS” in the Proxy Statement/ Prospectus included in the Prior Registration Statement and incorporated by reference into the Registration Statement.

March 25, 2004

SIMPSON THACHER & BARTLETT LLP